UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

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Coroware, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4056 148th Avenue NE
Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 641-2676

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On November 17, 2008, the Board of Directors of Coroware, Inc. (the “Company”) held a special meeting and  voted unanimously to remove Martin Nielson as the Chief Financial Officer of the Company because his availability had become extremely limited.  Lloyd Spencer, the Interim CEO for the Company, was appointed as the Interim Chief Financial Officer until a replacement is appointed.

LLOYD T. SPENCER became interim Chief Executive Office of the Company on January 28 2008, Interim Chief Financial Officer on November 17, 2008 and a member of the Board of Directors and Vice President of the Company since September 20, 2007.  Mr. Spencer is also President and CEO of CoroWare Technologies, Inc.  Mr. Spencer has over 23 years of experience in the computer and networking industries in engineering, product marketing, business development, and sales management.  His expertise spans a spectrum of service provider industries and technologies, including distributed network computing and embedded systems hardware development.  Previously, Mr. Spencer has served as Vice-President of Marketing and Sales at eQuest Technologies; Solutions Unit Manager at Microsoft; Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COROWARE, INC.

By:	/s/ Lloyd Spencer
Lloyd Spencer Interim CEO and CFO

Date: November 18, 2008